Exhibit 1



         The undersigned, ZAM Holdings, L.P., a Delaware limited partnership, PBK Holdings, Inc., a Delaware corporation, and Philip B. Korsant, hereby agree and acknowledge that the Statement on Schedule 13D to which this agreement is attached as an exhibit is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto also shall be filed on behalf of each of them. This agreement may be executed in one or more counterparts, each of which will constitute one and the same agreement.



Dated:  December 4, 2003.

                                          ZAM Holdings, L.P.
                                          By: PBK Holdings, Inc., its general
                                          partner


                                          By:  /s/ Frederick H. Fogel
                                          -------------------------------------
                                          Name:  Frederick H. Fogel
                                          Title: Vice President and Secretary


                                          PBK HOLDINGS, INC.


                                          By:  /s/ Frederick H. Fogel
                                          -------------------------------------
                                          Name:  Frederick H. Fogel
                                          Title: Vice President and Secretary


                                          /s/ Philip B. Korsant
                                           ------------------------------------
                                          Philip B. Korsant